Sub-Item 77Q1(a)

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                         OF VAN KAMPEN SENIOR LOAN FUND
                                  (THE "TRUST")

          1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on July 14, 1989.

          2. Pursuant to this Certificate of Amendment, the name of the Trust will be changed to "Invesco Van Kampen Senior Loan Fund" and the principal place of business of the Trust shall be changed to 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. To effect the aforesaid amendments, Article 1, Section 1.1, of the Declaration of Trust is amended to read as follows:

                                   "ARTICLE 1

              NAME, PRINCPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

     Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Invesco Van Kampen Senior Loan Fund" (the "Trust").

     The post office address of the principal office of the Trust is 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 155 Federal Street, Boston, Massachusetts 02110."

and, Article XI, Section 11.6, of the Declaration of Trust is deleted in its entirety.

          3. Such amendment shall become effective as of 12:01 a.m. ET on June 1, 2010.

          4. The amendment herein provided for was authorized in accordance with law.

     IN WITNESS WHEREOF, the undersigned has signed these presents all on May 19, 2010.


                                        /s/ Wayne W. Whalen
                                        Name: Wayne W. Whalen
                                        As Trustee, and not individually

                                ACKNOWLEDGEMENT

State of Illinois                )
                                 )ss
County of DuPage                 )

     On this 19th day of May, 2010, before me personally appeared Wayne Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


              OFFICIAL SEAL             /s/ Laura K. Riedel
             LAURA K. RIEDEL            ------------------------------
    NOTARY PUBLIC - STATE OF ILLINOIS   Notary Public
     MY COMMISSION EXPIRES: 10/17/11
                                        Printed Name: Laura K. Ridel

                                        My commission expires:10.17.11